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                                                                   EXHIBIT 23.01



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Symantec Corporation for the registration of 14,363,106 shares of its common stock and to the incorporation by reference therein of our report dated April 21, 1995 with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended
March 31, 1995 filed with the Securities and Exchange Commission and with respect to the consolidated financial statements of Symantec Corporation for the year ended March 31, 1995 included in the Joint Management Information Circular and Proxy Statement for Symantec's annual stockholders' meeting to be held on November 20, 1995.



                                                            ERNST & YOUNG LLP

San Jose, California
October 12, 1995